Exhibit 10.3

ELEVENTH AMENDMENT TO REVOLVING CREDIT,

TERM LOAN AND SECURITY AGREEMENT

THIS ELEVENTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the “Agreement”) is entered into on November 14, 2015, by and among BLONDER TONGUE LABORATORIES, INC., a corporation organized under the laws of the State of Delaware (“BTL”), R. L. DRAKE HOLDINGS, LLC, a limited liability company organized under the laws of the State of Delaware (“RL Drake” and collectively with BTL, the “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and SANTANDER BANK, N.A. (formerly known as Sovereign Bank, N.A.) (“Santander”), as agent for Lenders (Santander, in such capacity, the “Agent”).

RECITALS

Whereas, the Borrower and the Lenders entered into a Revolving Credit, Term Loan and Security Agreement dated August 6, 2008, as amended by that certain First Amendment to Revolving Credit Term Loan and Security Agreement dated January 14, 2011, that certain Second Amendment to Revolving Credit Term Loan and Security Agreement dated February 1, 2012, that certain letter agreement dated August 10, 2012 (constituting the third amendment to the Revolving Credit, Term Loan and Security Agreement), that certain Fourth Amendment to Revolving Credit, Term Loan and Security Agreement dated March 27, 2013, that certain Fifth Amendment to Revolving Credit, Term Loan and Security Agreement dated November 13, 2013, that certain Sixth Amendment to Revolving Credit, Term Loan and Security Agreement dated March 28, 2014, that certain Seventh Amendment to Revolving Credit, Term Loan and Security Agreement dated January 21, 2015, that certain Eighth Amendment to Revolving Credit, Term Loan and Security Agreement dated May 14, 2015, that certain Ninth Amendment to Revolving Credit, Term Loan and Security Agreement dated August 12, 2015 and that certain Tenth Amendment to Revolving Credit, Term Loan and Security Agreement dated October 14, 2015, as the same shall be further amended by this Agreement (as may be further amended, restated, replaced and/or modified from time to time, the “Loan Agreement”); and

Whereas, the Borrower and the Lenders have agreed to modify the terms of the Loan Agreement as set forth in this Agreement to, among other things, temporarily modifying the Inventory Advance Rate.

Now, therefore, in consideration of the Lender’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)	ACKNOWLEDGMENT OF BALANCE. The Borrower acknowledges that the most recent statement of account sent to the Borrower with respect to the Obligations is correct.

2)	WAIVERS. The Borrower hereby acknowledges and agrees that it has failed to comply, as of September 30, 2015, with Subsections 6.5(b) and 6.5(c) of the Loan Agreement. The Lenders hereby waive the Events of Default (as defined in the Loan Agreement) which would otherwise exist by reason of the failure of the Borrower to comply, as of September 30, 2015, with Subsection 6.5(b) of the Loan Agreement (relating to Balance Sheet Leverage Ratio) and Subsection 6.5(c) of the Loan Agreement (relating to Minimum EBITDA); provided, however, that (i) the waivers contained in this paragraph will not be deemed to apply to any provision of the Loan Agreement or any of the Other Documents other than said Subsections 6.5(b) and 6.5(c) of the Loan Agreement and (ii) the waivers contained in this paragraph will not be deemed to apply as of any date other than as of September 30, 2015. Nothing contained herein will be deemed to constitute a waiver (other than the express waivers set forth herein) or a release of any provision of any of the Other Documents. No Default or Event of Default (each as defined in the Loan Agreement) is deemed waived (other than pursuant to the express waivers set forth herein) or released by this Agreement, whether or not known to the Lenders. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification or any provision of any of the Other Documents on any other or future occasion.

3)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

(A)	The following definition in Section 1.2 of the Loan Agreement is hereby deleted, and is replaced to read as follows:

“Additional Availability Period” shall mean the period beginning on the date of the Eleventh Amendment and ending on the close of business on February 1, 2016.

(B)	The following definitions are hereby added to Section 1.2 of the Loan Agreement to read as follows:

“Eleventh Amendment” shall mean that certain Eleventh Amendment to Revolving Credit, Term Loan and Security Agreement dated the Eleventh Amendment Closing Date by and among the Borrower, the Lenders and the Agent.

“Eleventh Amendment Closing Date” shall mean as of November 14, 2015.

4)	TEMPORARY ADVANCE RATE INCREASE. During the Additional Availability Period, the Inventory Advance Rate set forth in Subsection 2.1(a)(ii) of the Loan Agreement will be increased to 35%, reverting back to 25% immediately upon the expiration of such Additional Availability Period. In further clarification of the foregoing, upon the expiration of the Additional Availability Period, the Inventory Advance Rate will be 25%.

5)	FINANCIAL REPORTS. By not later than December 14, 2015, Borrower shall provide Agent with the following financial reports either prepared by the Borrower’s consultant, or by the Borrower and validated by the consultant: (a) forecast for the fourth quarter of fiscal year 2015, (b) forecast for fiscal year 2016 and (c) thirteen-week rolling cash flow analysis.

6)	SECRETARY’S CERTIFICATES AND RESOLUTIONS. By not later than November 20, 2015, Borrower shall provide the Agent with secretary’s certificates and resolutions, in form and substance acceptable to the Agent, which approve the modification contemplated hereby.

7)	ACKNOWLEDGMENTS. The Borrower acknowledges and represents that:

(A)    the Loan Agreement and Other Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(B)    to the best of its knowledge, no default by the Agent or the Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

(C)    all representations and warranties of the Borrower contained herein and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

(D)    the Borrower has taken all necessary action to authorize the execution and delivery of this Agreement; and

(E)    this Agreement is a modification of an existing obligation and is not a novation.

8)	PRECONDITIONS. As a precondition to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrower agrees to:

(A)    provide the Agent with this Agreement, properly executed;

(B)    pay to the Agent an amendment fee in the amount of $50,000, which shall be payable weekly in ten (10) equal installments of $5,000 each, beginning on November 20, 2015 and thereafter on the Friday of each week; and

(C)    pay, promptly upon presentation of an invoice therefor, all other fees and costs incurred by the Lenders in entering into this Agreement, including, but not limited to, all reasonable legal fees incurred by the Agent.

9)	MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to that state’s conflicts of law principles. This Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the Other Documents. This Agreement and the Other Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement and any of the Other Documents, the terms of this Agreement, then the Loan Agreement shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

10)	DEFINITIONS. The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement. The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in New Jersey.

IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

ATTEST:	BLONDER TONGUE LABORATORIES, INC.

By:	By:
Name: ERIC SKOLNIK	Name: ROBERT J. PALLÉ
Title: Assistant Secretary	Title: Chief Executive Officer

WITNESS:	R. L. DRAKE HOLDINGS, LLC

By:	By:
Name: ERIC SKOLNIK	Name: ROBERT J. PALLÉ
Title: Secretary	Title: President

SANTANDER BANK, N.A.,
(formerly known as Sovereign Bank, N.A.),
as Lender and as Agent

By:
Name: DWIGHT F. FAIRCHILD
Title: Senior Vice President